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                                                                 EXHIBIT 10.1


                       EXTENSION OF EMPLOYMENT AGREEMENT

     This Extension of Employment Agreement (hereinafter referred to as the "Extension") is made and entered into as of this 16th day of November, 1995, by and between John V. Atanasoff, II (hereinafter referred to as "Executive") and COLORADO MEDTECH, INC., a Colorado corporation (hereinafter referred to as "Employer").

     WHEREAS, Executive and Employer are parties to an Employment Agreement dated June 21, 1993 (the "Employment Agreement"); and

     WHEREAS, the parties desire to extend such Agreement and modify the terms thereof, but only to the extent specifically hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. The expiration of the term of the Employment Agreement shall be extended from June 21, 1996 to June 21, 2000.

     2. The compensation for the Executive, as identified in Schedule B, attached hereto, shall become effective as of June 21, 1995.

     3. Other than as expressly modified herein, the terms and conditions of the Employment Agreement and the Non-Competition Agreement dated June 21, 1993 among Employer, Employer's subsidiary, RELA, Inc., and Employee, shall continue in effect through and including June 21, 2000.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                      COLORADO MEDTECH, INC.


                                      By:  /s/ CLIFFORD W. MEZEY
                                         --------------------------------------
                                         Chairman of the Compensation Committee


                                          JOHN V. ATANASOFF, II
                                         --------------------------------------
                                         John V. Atanasoff, II



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                                SCHEDULE E

                            ADDITIONAL BENEFITS

Executive's compensation shall continue to be $140,000 per annum.

Effective on execution of the Extension of Employment Agreement attached hereto, the Executive shall be awarded a tax qualified incentive stock option to purchase up to 500,000 shares of Employer's unregistered common stock, pursuant to a Stock Option Agreement containing the following terms and conditions:

The option shall vest according to the following schedule:

     100,000 shares on June 21, 1997;

     100,000 shares on June 21, 1998;

     100,000 shares on June 21, 1999; and

     on September 30, 2000:

          (i) 100,000 shares if the average of the bid and ask prices for Employer's Common Stock (or last trade price if the stock qualifies as a National Market System stock) as of the close of business on that date (or, if that date is a weekend or holiday, the last trading date prior to that date) is $6.00 or greater (with price adjustments for stock splits, stock dividends, reorganizations, and similar events) (the "Price"); or

          (ii)   150,000 shares if the Price is $7.00 or greater; or

          (iii)  200,000 shares if the Price is $8.00 or greater;

PROVIDED, THAT:

          (i) If Employer terminates Executive's employment at any time prior to June 21, 2000, no vesting shall occur after the date of termination; and

          (ii) If Executive terminates his employment at any time prior to June 21, 1999, no further vesting shall occur, and any vested portion of the option shall be unexercisable.

Except as provided above, each vested portion of the option shall be exercisable for five (5) years after the date such portion has vested.

The exercise price for the option shall be the average of the bid and ask prices for Employer's Common Stock as of the close of business on November 16, 1995.


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